CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the GKM Funds and to the use of our report dated December 14, 2001 on the statement of assets and liabilities of the GKM Growth Fund ("Fund"). Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.

                                                       /s/ TAIT, WELLER & BAKER
                                                       ------------------------
                                                       TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 14, 2001